UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 27, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 27, 2011, Standard Microsystems Corporation (the "Company") issued a press release announcing its financial results for its first quarter of fiscal year 2012 ended May 31, 2011. A copy of the press release is furnished herewith and attached as Exhibit 99.1.

Management of the Company will host a teleconference on June 27, 2011 at 5:00 PM eastern time to discuss the Company's results. Details on accessing the teleconference are contained in the Company's press release dated June 15, 2011 announcing the teleconference, and below. A webcast of the call, along with presentation materials, will be accessible via the investor relations section of SMSC's website at www.smsc.com. The teleconference may also be accessed by dialing 1-866-575-6538 in the U.S. or 1-913-312-1413 from outside of the U.S. The teleconference confirmation code is 7175073. A replay of the call will also be available on a 24-hour basis from June 27, 2011 – July 5, 2011 and can be accessed by dialing 1-888-203-1112 in the U.S. or 1-719-457-0820 from outside of the U.S. The replay confirmation code is 7175073. In addition, a webcast archive of the audio and slide presentation will be available on the investor relations portion of the Company's website at http://www.smsc.com.

On June 28, 2011 from 8:30 a.m. until 1 p.m. eastern time, the Company will host its analyst day at the NASDAQ Market Site in New York at which it will present information about its business and growth opportunities. Details on accessing the analyst day presentations are contained in the Company's press release dated June 23, 2011 announcing the analyst day, and below.

Presentations will be made by Chief Executive Officer, Christine King, and Chief Financial Officer, Kris Sennesael.  SMSC will also have a panel discussion with its product line General Managers as well as a guest panel discussion including Junko Yoshida, Editor in Chief at EE Times, Shane Rau, Research Director, Computing Semiconductors at IDC and Dr. Douglas Grose, Senior Advisor to GLOBALFOUNDRIES.

Among the information that the Company will present is revenue by market and product lines, served available market estimates, market share estimates, revenue growth opportunities, product plans, core competencies, analysis of the competitive landscape, estimates of single source business, potential content per platform for target applications, financial measures for SMSC’s organic and acquired businesses, an update to its target operating model and its new international structure.

A live webcast of the audio and slide presentations for analyst day presentations will be available on the investor relations portion of the Company's website at http://www.smsc.com. The audio and accompanying presentations will also be archived on the Company's website.

The information in this Item 2.02 and Item 9.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Use of Non-GAAP Financial Information

Included within the press release and analyst day presentations are non-GAAP financial measures that supplement the Company's Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges as more fully described in the accompanying press release.  In addition, the analyst day materials also have non-GAAP financial measures that exclude certain revenues of the Company as more fully described therein. The non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, but should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Item 9.01 Financial Statements and Exhibits.

( c ) Exhibits
99.1 - Press release dated June 27, 2011 reporting Standard Microsystems Corporation's financial results for its first quarter ended May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

June 27, 2011	By:	/s/ Kris Sennesael
Name: Kris Sennesael
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated June 27, 2011 reporting Standard Microsystems Corporation's financial results for its first quarter ended May 31, 2011.